Exhibit 23.01

CONSENT OF FRANK, RIMERMAN & CO. LLP, INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion in this Current Report on Form 8-K/A dated November 27, 2002, of our report, dated August 28, 2002, for the audits of the balance sheets of OneSecure, Inc. as of June 30, 2002, December 31, 2001 and December 31, 2000, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000.

/s/    FRANK, RIMERMAN & CO. LLP

San Jose, California
November 27, 2002